AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN
                            AUTO NETWORK GROUP, INC.
                                       AND
                        WALDEN REMARKETING SERVICES, INC.


      THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into as of the 31st day of March, 1999, by and between Auto Network Group, Inc., a Arizona corporation ("ANET"), and Walden Remarketing Services, Inc., a Minnesota, corporation ("WALDEN").

      WHEREAS, the Boards of Directors of ANET and WALDEN have determined that it is in the best interests of ANET and WALDEN and their respective shareholders to consummate a strategic combination of the companies;

      WHEREAS, the strategic combination contemplated by this Agreement will be effected by the merger of WALDEN with and into ANET with the shareholders of WALDEN receiving in exchange for their shares of WALDEN common stock an aggregate of 2,050,000 shares authorized by unissued shares of common stock, no par value, of ANET, an aggregate of $125,000 in cash and $425,000 in notes of ANET (the "Merger"); and

      WHEREAS, ANET and WALDEN desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

      1.1 THE MERGER. Subject to all of the terms and conditions of this Agreement, WALDEN will merge with and into ANET and ANET shall be the surviving corporation.. As a result of the Merger, each share of WALDEN common stock shall be converted and exchangeable into 2,562,5 shares of ANET common stock, $156.25 in cash and $531.25 in notes. The notes will be in the form of Exhibit 1.1 attached hereto (the "Notes").

      1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the common stock to be issued by ANET to the shareholders of WALDEN shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or 3(b) of the Act and the rules and regulations promulgated thereunder. ANET agrees that it shall provide registration rights to the shareholders of WALDEN pursuant to the registration

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rights agreement containing the terms set forth on Exhibit 1.2 attached hereto
(the "Registration Rights Agreement").

      1.3 INVESTMENT INTENT. Prior to the consummation of the Merger, the shareholders of WALDEN shall execute letters of acceptance in the form of
Exhibit 1.3 attached hereto (the "Investment Intent Agreement") containing among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends, such that the counsel for both ANET and WALDEN shall be satisfied that the exchange of shares as contemplated by this Agreement will be exempt from the registration requirements of the Act.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF WALDEN

      WALDEN hereby represents and warrants to ANET that:

      2.1 ORGANIZATION. WALDEN is a corporation duly organized, validly existing, and in good standing under the laws of Minnesota, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

      2.2 CAPITAL. The authorized capital stock of WALDEN consists of 1,000,000 shares of common stock, $.01 par value, of which 800 shares are currently issued and outstanding. All of the issued and outstanding shares of WALDEN are duly and validly issued, fully paid, and non-assessable.

      2.3 SUBSIDIARIES. As of the date hereof, WALDEN does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed herein.

      2.4 DIRECTORS AND OFFICERS. Exhibit 2.4 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of WALDEN as of the date of this Agreement.

      2.5 FINANCIAL STATEMENTS. Exhibit 2.5 to this Agreement, the text of which is hereby incorporated herein by reference, consists of the unaudited financial statements of WALDEN's remarketing business as of December 31, 1998 and February 28, 1999, containing the unaudited balance sheets and income statements of WALDEN's remarketing business. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by WALDEN throughout the period indicated, and fairly present the financial position of WALDEN's remarketing business as of the date of the balance sheet.

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      2.6 ABSENCE OF CHANGES. Since the date of the balance sheet included in
Exhibit 2. 5, there has not been any change in the financial condition or operations of WALDEN, except for (a) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (b) the Distributions as defined and described in Exhibit 2.6.

      2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of the balance sheet included in Exhibit 2.5, WALDEN did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet, except for those that are subject to the Distributions. Mr. Dennis E. Hecker agrees to provide his personal guarantee on any and all liabilities that may arise from activities of WALDEN that may have arisen prior to the effective date of the acquisition that are not disclosed on the financial statements referenced above or did not arise in the ordinary course of WALDEN's remarketing business after the date of such financial statements.

      2.8 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, ANET and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of WALDEN. WALDEN shall make available to ANET and or its attorneys all books and records of WALDEN once reasonable notice of such request has been given.

      2.9 COMPLIANCE WITH LAWS. WALDEN has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation) any applicable building, zoning or other law, ordinance regulation) affecting its properties or the operation of its business.

      2.10 LITIGATION. WALDEN is not a party to any legal action, arbitration, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of WALDEN, threatened against or affecting WALDEN or its business, assets or financial condition. WALDEN is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. WALDEN is not engaged in any legal action to recover monies due to it.

      2.11 AUTHORITY. The Board of Directors of WALDEN has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and WALDEN has full power and authority to execute, deliver and perform this Agreement and this Agreement in a legal, valid and binding obligation of WALDEN, and is enforceable in accordance with its terms and conditions.

      2.12 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by WALDEN and the performance by WALDEN of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instruments, articles of incorporation, bylaws, or other agreement or instrument to which WALDEN is a party, or by which it may be bound, nor will any consents, approvals or authorizations of any party be required for the consummation of the transactions

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contemplated by this Agreement, except as set forth on Exhibit 2.12, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of WALDEN, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of WALDEN, for the consummation of the transactions contemplated by this Agreement, except as set forth on Exhibit 2.12.

      2.13 FULL DISCLOSURE. None of the representations and warranties made by WALDEN herein, or in any exhibit, certificate furnished or to be furnished by WALDEN, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

      2.14 ASSETS. WALDEN has good and marketable title to all of its property reflected on the balance sheets referred to in Section 2.5, free and clear of any and all liens, claims and encumbrances of any nature, form or description.

      2.15 INDEMNIFICATION. WALDEN agrees to defend and hold ANET harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by WALDEN to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by WALDEN under this Agreement.


                                   ARTICLE III

      ANET represents and warrants to WALDEN that:

      3.1 ORGANIZATION. ANET is a corporation duly organized, validly existing, and in good standing under the laws of the state of Arizona, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

      3.2 CAPITAL. The authorized capital stock of ANET consists of 100,000,000 shares of common stock, of which 18,068,417 shares are outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ANET to issue or to transfer any additional shares of its capital stock of any class, except as set forth on Exhibit 3.2.

      3.3 SUBSIDIARIES. ANET does own subsidiaries and does have interests in any enterprises which are included in its financial statements (whether or not such enterprise is a corporation).

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      3.4 DIRECTORS AND OFFICERS. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and title of all directors and of ricers of ANET as of the date of this Agreement.

      3.5 FINANCIAL STATEMENTS. Exhibit 3.5, annexed hereto and hereby incorporated herein by reference, consists of the unaudited financial statements of ANET as of December 31, 1998 and February 28, 1999 containing the balance sheets and income statements of ANET. The financial statements have been prepared in accordance with generally accepted accounting principles end practices consistently followed by ANET throughout the period indicated, and fairly present the financial position of ANET as of the date of the balance sheet.

      3.6 ABSENCE OF CHANGES. Since February 28, 1999,there has not been any change in the financial condition or operations of ANET, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of February 28, 1999, ANET did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in ANET's balance sheet as of February 28, 1999.

      3.8 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, WALDEN shall have the opportunity to meet with ANET's accountants and attorneys to discuss the financial condition of ANET. ANET shall make available to WALDEN all books and records of ANET once reasonable notice of such request has been given.

      3.9 COMPLIANCE WITH LAWS. ANET has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

      3.10 LITIGATION. ANET is not a party to any legal action, arbitration, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ANET, threatened against or affecting ANET or its business, assets, or financial condition. ANET is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. ANET is not engaged in any legal action to recover moneys due to it.

      3.11 AUTHORITY. The Board of Directors and shareholders of ANET have authorized the execution of this Agreement and the transactions contemplated herein, and ANET has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of ANET, and is enforceable in accordance with its terms and conditions.

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      3.12 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this
Agreement by ANET and the performance by ANET of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charger, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which ANET is a party, or by which it may be bound, nor waive any consents or authorizations of any part other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ANET, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of ANET.

      3.13 FULL DISCLOSURE. None of the representations and warranties made by ANET herein, or in any exhibit, certificate or memorandum furnished or to be furnished by ANET, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

      3.14 ASSETS. ANET has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances.

      3.15 INDEMNIFICATION. ANET agrees to indemnify, defend and hold WALDEN harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur and suffer, which arise out of, result from or relate to any breach of, or failure by ANET to perform any of its representations, warranties' covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ANET under this Agreement.


                                   ARTICLE IV

                                    COVENANTS

      4.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall provide the other party with all information concerning each party's affairs as the other party may reasonably request.

      4.2 CONDUCT OF BUSINESS. Prior to the Closing, ANET and WALDEN shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior approval of the other party, except in the regular course of business, except for the Distributions by WALDEN. Neither ANET or WALDEN shall amend its Articles of Incorporation (except as described herein) or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any

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third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

      4.3 REQUIRED CORPORATE ACTION BY WALDEN. WALDEN shall cause a meeting of its shareholders to be duly called and held as soon as practicable for the purpose of voting on the approval of this Agreement.

      4.4 PUBLIC ANNOUNCEMENTS. Prior to closing, no public announcement of the execution of this Agreement or the transactions contemplated hereby shall be made unless WALDEN and ANET both consent.

      4.5 TAX-FREE REORGANIZATION. The parties agree that the Merger will constitute a tax-free reorganization under Section 368(a) of the Code and will take all actions as may be necessary to effect and defend such tax-free reorganization treatment.


                                    ARTICLE V

                  CONDITIONS PRECEDENT TO ANET'S PERFORMANCE

      5.1 CONDITIONS. ANET's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. ANET may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ANET of any other condition of or any of ANET's other rights or remedies, at law or in equity, if WALDEN shall be in default of any of their representations, warranties, or covenants under this Agreement.

      5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by WALDEN in this Agreement or in any written statement that shall be delivered to ANET by WALDEN under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

      5.3 PERFORMANCE. WALDEN shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

      5.4 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ANET on or before the Closing Date.

      5.5 APPROVALS AND CONSENTS. WALDEN shall have obtained the consents and approvals referred to on Exhibit 2.12.

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      5.6 FINANCIAL CONDITION OF WALDEN. On the Closing Date, the assets and liabilities of WALDEN shall not be significantly different than the amounts shown on its balance sheet included in Exhibit 2.5 hereto except for changes in the ordinary course of business.


                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO WALDEN'S PERFORMANCE

      6.1 CONDITIONS. WALDEN's obligations hereunder shall subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. WALDEN may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by WALDEN of any other condition of or any of WALDEN's rights or remedies, at law or in equity, if ANET shall be in default of any of its representations, warranties, or covenants under this Agreement.

      6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by ANET in this Agreement or in any written statement that shall be delivered to WALDEN by ANET under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

      6.3 PERFORMANCE. ANET shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

      6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority' pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against WALDEN on or before the Closing date.

      6.5 APPROVALS AND CONSENTS. WALDEN shall have obtained the consents and approvals referred to on Exhibit 2.12.

      6.6 FINANCIAL CONDITION OF ANET. On the Closing Date, the assets and liabilities of ANET shall not be significantly different than the amounts shown on its balance sheet included in Exhibit 2.5 hereto except for changes in the ordinary course of business.


                                   ARTICLE VII

                                     CLOSING

      7.1 CLOSING. Subject to the conditions set forth in Article V and VI, the Closing of this transaction shall be held at the of offices of Auto Network Group, Inc., 8135 E. Butherus, Suite 3, Scottsdale, AZ 85260 or such other place as shall be mutually agreed by the parties. At

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the Closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth hereby shall be delivered:

By ANET:

      A. An officer's certificate, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of ANET are true and correct as of, or have been fully performed and complied with by the Closing date.

      B. A signed Consent and/or Minutes of the Directors of ANET approving this Agreement and each matter to be approved by the Directors of ANET under this Agreement.

      C. The Registration Rights Agreement signed by ANET.

      D. A signed Articles of Merger to effect the merger of WALDEN with and into ANET.

      By WALDEN:

      A. An officer's certificate' dated the Closing Date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of WALDEN are true and correct as of, or have been fully performed and complied with by the Closing Date.

      B. A signed Consent or Minutes of the Directors and Shareholders of WALDEN approving this Agreement and each matter to be approved by the Directors of WALDEN under this Agreement.

      C. Signed Investment Agreements from the shareholders of WALDEN.

      D. A guaranty as contemplated by Section 2.7 signed by Dennis E. Hecker.

      E. A signed Articles of Merger to effect the merger of WALDEN with and into ANET.

      7.2 ISSUANCE OF ANET STOCK. As promptly as practicable after the Closing Date, each holder of an outstanding certificate or certificates representing shares of WALDEN common stock shall surrender the same to ANET, and shall receive, in exchange, a certificate or certificates representing the number of shares of ANET common stock for which the shares of WALDEN common stock represented by the certificate or certificates shall have been exchanged.

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                                  ARTICLE VIII

                                    REMEDIES

      8.l DISPUTES. Any dispute that might arise over the enforcement, interpretation or execution of this Agreement prior to the Closing and which is not amicably settled will be submitted to arbitration in Denver, Colorado, before a panel of arbitrators selected as follows:

      Within ten (10) days of demand by either party for arbitration, each party will select one (1) arbitrator and those two arbitrators wait select a term arbitrator and those three (3) persons shall constitute the panel of arbitrators. The arbitrators will conduct the hearings on continuous business days, and their decisions wait be by majority vote. All costs of the arbitrators will be shared equally, but the arbitrators are authorized to award costs and counsel fees to the prevailing party, if necessary. All documents to be brought into evidence will be produced within 10 days of notice of request for arbitration.

      8.2 COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      8.3 TERMINATION. In addition to the other remedies, any of the parties hereto may on the Closing Date terminate this Agreement, without liability:

      (i) If the Merger has not been consummated by April 15, 1999; or

      (ii) If ANET and WALDEN mutually agree in writing to terminate this Agreement; or

      (iii) If any bona fide action or proceeding shall be pending against any of the parties hereto on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with the Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

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      9.2 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the fixture of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provisions hereof shall not be deemed a waiver of such breach or failure, and (ii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.3 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

      9.4 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Arizona.

      9.5 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.6 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

            For ANET:

            Mark Moldenhauer
            Auto Network Group, Inc.
            8135 E. Butherus, Suite 3
            Scottsdale, AZ  85260

            For WALDEN:

            Dennis Hecker, President
            Walden Remarketing Services, Inc.
            500 Ford Road
            Minneapolis, MN  55426

      9.7 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this

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Agreement. The WALDEN shareholders are third party beneficiaries of the representations, warranties and covenants of ANET contained in this Agreement and the Exhibits hereto.

      9.8 EFFECT OF CLOSING. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

      9.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further actions as may be necessary or convenient to effect the transaction described herein.

      9.10 ANNOUNCEMENTS. Subject to Section 4.6, ANET and WALDEN will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

      9.11 EXPENSES. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

      9.12 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

      9.13 EFFECTIVE DATE. This Agreement is to be deemed effective on March 31, 1999.

      IN WITNESS WHEREOF, the parties hereto hereby set their hands as of the day and year first above written.

                              WALDEN REMARKETING SERVICES, INC.


                              By:/S/DENNIS E. HECKER
                                  Dennis E. Hecker, President


                              AUTO NETWORK GROUP, INC.


                              By:/S/MARK MOLDENHAUER
                                  Mark Moldenhauer, President

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